                                                                   EXHIBIT 10.55

                                  AGREEMENT

                                    BETWEEN

                         COGEN TECHNOLOGIES NJ VENTURE

                                  ("SELLER")

                                     AND

                             EXXON COMPANY, U.S.A.

                                   ("BUYER")

                             FOR THE SALE OF STEAM

                                     FROM

                             A COGENERATION PLANT

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1
DEFINITIONS..............................................................     1

        1.1     "Agreement"..............................................     1
        1.2     "Annual Period"..........................................     1
        1.3     "Btu"....................................................     1
        1.4     "Buyer's Plant" or "Plant"...............................     2
        1.5     "Buyer's Steam Producing Facilities".....................     2
        1.6     "Cogeneration Facility" or "Seller's Facility"...........     2
        1.7     "Date of Initial Commercial Operation"...................     2
        1.8     "Deliverable Steam"......................................     2
        1.9     "K lbs.".................................................     2
        1.10    "Party" or "Parties".....................................     2
        1.11    "Point of Delivery"......................................     2
        1.12    "p.s.i.g."...............................................     2
        1.13    "Steam Interconnection Facilities".......................     2
        1.14    "Financier"..............................................     2

ARTICLE 2
TERM.....................................................................     3

        2.1     Term of Agreement........................................     3
        2.2     Notice of Termination....................................     3

ARTICLE 3
BASIC RIGHTS AND OBLIGATIONS.............................................     3

        3.1     General..................................................     3
        3.2     Annualized Average Calculation...........................     4

ARTICLE 4
SALE OF STEAM............................................................     5

        4.1     Scheduling...............................................     5
        4.2     Buyer's Furnishing Steam to Seller.......................     5
        4.3     Monthly Steam Charge.....................................     5
        4.4     Adjustment to Monthly Steam Charge.......................     6
        4.5     Recalculation of Price...................................     6

ARTICLE 5
OTHER RIGHTS AND OBLIGATIONS OF PARTIES..................................     6

        5.1     Other Rights and Obligations of Seller...................     6
        5.2     Other Rights and Obligations of Buyer....................     7
        5.3     Limitation on Seller's Liabilities.......................     7

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                               TABLE OF CONTENTS
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ARTICLE 13
LIABILITY................................................................    16

        13.1    Liability of Seller......................................    16
        13.2    Specific Performance.....................................    16
        13.3    Liability of Buyer.......................................    16

ARTICLE 14
INDEMNIFICATION..........................................................    16

        14.1    Indemnification by Seller................................    16
        14.2    Indemnification by Buyer.................................    16
        14.3    (Deleted)................................................    17

ARTICLE 15
ARBITRATION OF DISPUTES..................................................    17

        15.1    Notice...................................................    17
        15.2    Arbitration Procedures...................................    17
        15.3    Decision.................................................    17
        15.4    Expenses.................................................    18

ARTICLE 16
BREACH OF CONTRACT.......................................................    18

        16.1    Definition...............................................    18
        16.2    Remedies for Breach......................................    19
        16.3    Parties' Rights and Obligations..........................    19
        16.4    Waiver of Breach.........................................    19
        16.5    Notice to Financiers and Opportunity to Cure.............    19

ARTICLE 17

        17.1    (Deleted)................................................    21
        17.2    (Deleted)................................................    21

ARTICLE 18
NOTICE AND SERVICE.......................................................    21

        18.1    Notice...................................................    21
        18.2    Service..................................................    21

ARTICLE 19
AMENDMENTS...............................................................    22


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                               TABLE OF CONTENTS
                                                                            Page
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ARTICLE 20
SUCCESSORS AND ASSIGNS...................................................    22

        20.1    Release..................................................    22
        20.2    Assignment...............................................    22

ARTICLE 21
CHOICE OF LAW............................................................    23

ARTICLE 22
SEVERABILITY AND RENEGOTIATION...........................................    23

        22.1    Severability.............................................    23
        22.2    Renegotiation............................................    23

ARTICLE 23
OTHER AGREEMENTS.........................................................    23

ARTICLE 24
CAPTIONS.................................................................    24

ARTICLE 25
COUNTERPARTS.............................................................    24

ARTICLE 26
BUSINESS STANDARDS.......................................................    24

ATTEST:..................................................................    25

APPENDIX A

APPENDIX B

APPENDIX C

EXHIBIT 1

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AGREEMENT entered into this 27th day of February, 1987, by and between COGEN
TECHNOLOGIES NJ VENTURE ("Seller"), a New Jersey venture, and EXXON COMPANY, U.S.A. ("Buyer"), a division of Exxon Corporation, a New Jersey corporation (collectively "Parties").

WHEREAS, Buyer owns and operates a Terminal Facility located at Bayonne, New Jersey ("Buyer's Plant" or "Plant"), which Plant utilizes steam for industrial purposes;

WHEREAS, Seller plans to construct and operate a facility for the cogeneration of steam and electricity ("Seller's Facility" or "Cogeneration Facility") in proximity of Buyer's Plant;

WHEREAS, Buyer desires to purchase certain quantities of steam for the operation of its Plant and other uses as deemed appropriate from Seller; and

WHEREAS, the Parties desire to set forth in writing their respective rights and obligations with respect to the matters set forth above;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

The following terms when used herein shall have the following meanings, unless a different meaning shall be expressly stated or shall be apparent from the context:

  1.1 "Agreement" means this contract, including all exhibits an amendments thereto that may be made from time to time.

  1.2 "Annual Period" means any one of a succession of consecutive 12-month periods, the first of which shall begin on the Date of Initial Commercial Operation, if such date is the first day of a calendar month, or otherwise on the first day of the month immediately following the month in which the Date of Initial Commercial Operation occurs.

  1.3  "Btu" means British Thermal Unit.

  1.4 "Buyer's Plant" or "Plant" means the Buyer's Terminal Facility located at Bayonne, New Jersey, an all appurtenant property owned by Buyer at that location, including Buyer's steam supply system beginning at the Point of Delivery.

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                                                                           ..2..

1.5 "Buyer's Steam Producing Facilities" means the existing boilers and appurtenant structures and equipment located at Buyer's Plant and presently operated by Buyer for the purpose of producing steam for industrial use at Buyer's Plant and for sale to customers.

1.6 "Cogeneration Facility" or "Seller's Facility" means the boilers, turbines, generators and all appurtenant structures, equipment and real property interests owned or leased and operated by Seller for the purpose of producing steam and electricity.

1.7 "Date of Initial Commercial Operation" means 12:01 a.m. on the day Seller designates as the initial date of commercial operation of the Cogeneration Facility.

1.8 "Deliverable Steam" means steam at the "Point of Delivery" at a minimum pressure of 150 p.s.i.q. and a minimum temperature of 425 degrees F. and having a minimum enthalpy of 1231 BTU/lb. produced by the Cogeneration Facility.

1.9   "K lbs." means 1,000 pounds of steam mass.

1.10 "Party" or "Parties" means the signatories to this Agreement and their permitted successors and assigns.

1.11 "Point of Delivery" means the point as shown in Exhibit 1 where Seller's steam supply system connects to Buyer's steam pipeline, or the steam pipeline system of any other person acting as agent for Seller for this purpose.

1.12  "p.s.i.g." means pound per square inch gauge.

1.13 "Steam Interconnection Facilities" means those facilities required for the receipt or delivery of steam at Buyer's Point of Delivery, including service stop valves, meter stop values, primary and secondary service pressure reducing values, meter supports, protection devices, meters and remote meter readouts, pipe systems, pipelines, and other facilities required to connect Buyer's Plant to the Cogeneration Facility in order to effectuate the purposes of this Agreement.

1.14 "Financier" means any individual(s) or entity(ies) lending money to Seller for:

        (i)  the construction of the Cogeneration Facility:

        (ii) the establishment and/or maintenance of working capital requirements; and/or

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                                                                           ..3..
        (iii) the refinance of take-out of any such loan(s).

                                   ARTICLE 2

                                     TERM

2.1 Term of Agreement. This Agreement shall be effective upon its execution and shall continue for base term of five (5) Annual Periods from the Date of Initial Commercial Operation and shall continue thereafter, unless terminated at the end of the base term or until otherwise terminated, as provided herein.

2.2 Notice of Termination. Beginning one year prior to the end of the base term, either party may notify the other by written notice of its desire to terminate this Agreement, whereupon the parties shall negotiate a mutually acceptable effective date for termination of this Agreement. If the Parties fail to negotiate a mutually acceptable termination date, this Agreement shall terminate effective one (1) year after the date of such notice. If Buyer's Plant is permanently shut down or sold, this Agreement shall terminate on the effective date of such shutdown or sale.

                                   ARTICLE 3

                         BASIC RIGHTS AND OBLIGATIONS

3.1 General. Subject to the terms and conditions set forth in this Agreement and commencing with the Date of Initial Commercial Operation, the Parties agree that:

      A. Buyer agrees to purchase from Seller 35,000 pounds per hour of Deliverable Steam averaged on an annualized basis during all times that Seller has a minimum of 50,000 pounds per hour of Deliverable Steam available for Buyer. The calculation period for the annual average shall be from November 1 through October 31. The 35,000 pound per hour average is based on Buyer's current operation and steam demand and may be modified as provided for in Article 3.2.

      B. Buyer agrees to advise Seller in advance of its desire to purchase Deliverable Steam in excess of 50,000 pounds per hour, which Seller is not obligated to supply under this Agreement.

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                                                                           ..4..
      C. Seller agrees to use best efforts to advise Buyer of changes in Deliverable Steam availability.

      D. Buyer agrees that Seller has obligations and rights to supply steam to IMTT-Bayonne and electricity to Jersey Central Power & Light Company, which obligations and rights come before any right Buyer may have under this Agreement to receive Deliverable Steam from Seller except that Seller shall not provide steam to IMTT-Bayonne during any hour in excess of 57,000 pounds per hour, unless Seller has first made available during such hour 50,000 pounds per hour to Buyer under this Agreement.

3.2   Annualized Average Calculation.

      A. Any hour that Seller does not have at least 50,000 pounds per hour of Deliverable Steam available for Buyer shall be excluded from the annual average calculation. Any steam purchased by Buyer from Seller during any such hour shall also be excluded from the annual average calculation. If this occurs between September 1 and May 31 of any year, then Buyer shall be credited for 15,000 pounds for each hour of unavailability. At Buyer's discretion, the provisions of this paragraph may be waived with written notice to Seller within thirty
          (30) days of the date of such waiver so long as such waiver applies to each of the foregoing provisions of this paragraph (3.2A).

      B. Any hour that Buyer's steam demand, including sales by Buyer, is under 75,000 pounds per hour shall also be excluded from the annualized average calculation, along with any steam purchase by Buyer from Seller during the same period. If this occurs between September 1 and May 31 of any year, then Buyer shall also be credited for 15,000 pounds for each such hour as provided herein (3.2B).

      C. The 35,000 pound per hour annual average is based on Buyer's 1986 actual and projected steam demand for its operation, including outside sales. Buyer shall have the right to reduce the 35,000 pound per hour annual average to the extent that Buyer demonstrates that there are changes in Buyer's operation, including outside sales, which will result in lower annual steam requirements, provided, however, that in such event, Seller's 50,000 pounds per hour minimum Deliverable Steam obligation shall be reduced on a pro rata basis. (See Appendix C.) Such right may be exercised no earlier than sixty (60) days after Buyer presents supporting documentation to Seller.

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                                                                               5


                                   ARTICLE 4

                                 SALE OF STEAM

4.1 Scheduling. Commencing with the Date of Initial Commercial Operation and thereafter during the term of this Agreement, Buyer shall give Seller its best estimate of its expected steam requirements for the next calendar year, at least by September 24 of the preceding calendar year.

     At least thirty (30) days in advance, Seller shall notify Buyer of any planned outages which will result in an interruption of steam deliveries to Buyer.

4.2 Buyer's Furnishing Steam to Seller. In the event that Seller is unable to produce steam at the Cogeneration Facility, by reason of Force Majeure, Buyer may, at its sole option, supply Seller with steam subject to the terms of this Article 4.2 so that Seller may fulfill its obligation to furnish steam to third parties. Seller shall verbally notify the Buyer's Shift Superintendent as soon as practical of the time at which Seller requests to receive steam from Buyer. Such verbal notice to be confirmed in writing within two (2) days, shall include the following:

      (i) an estimate of the period during which Seller expects to request steam from Buyer; and

     (ii) the amount of steam that Seller desires from Buyer.

     Steam purchased from Buyer by Seller shall be measured, billed and collected in the same manner provided for tales by Seller to Buyer under this Agreement. Pricing basis shall be per Appendix A plus ten percent. Buyer's decision to supply steam to Seller shall be conditioned upon the following:

      (i) any sale of steam to Seller under this Article 4.2 shall not interfere with Buyer's normal operations; and

     (ii) any sale of steam to Seller under this Article 4.2 shall not result in any liability to Buyer.

4.3 Monthly Steam Charge. Buyer shall pay Seller a Monthly Steam Charge which shall be equal to the steam charge calculated according to Appendix B, subject to adjustment in order according to Article 4.4.
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                                                                               6

4.4 Adjustment to Monthly Steam Charge. The following adjustments may apply to the calculations made in Article 4.3 and shall be made in the order listed:

     A. If the price per thousand pounds of Deliverable Steam as calculated in Appendix B is not at least $0.50 less then the incremental cost of steam calculated in Appendix A, then Seller's price shall be adjusted by Seller to be $0.50 less than the incremental cost as calculated in Appendix A.

     B. If the steam delivered by Seller fails to conform to the specifications for steam contained in Article 1.8 for more than one hour after Seller has been notified by Buyer of such non-conforming deliveries, then

          (i) Buyer may, at its sole option, continue to accept delivery of steam to the extent usable by it, and

         (ii) the Monthly Steam Charge shall be reduced in proportion to the extent that the steam taken by Buyer falls short, as determined on a Btu basis, of the specifications for Deliverable Steam in
              Article 1.8.

4.5 Recalculation of Price. Buyer reserves the right to convert, at its sole option, Buyer's Steam Producing Facilities to fuels other than low sulfur fuel oil. Buyer shall provide Seller with written notice of such conversion a minimum of 120 days prior to converting to an alternate fuel. Within ninety (90) days prior to the conversion, the Parties will establish the Monthly Steam Charge per Article 4.3.

                                   ARTICLE 5

                    OTHER  RIGHTS AND OBLIGATIONS OF PARTIES

5.1  Other Rights and Obligations of Seller.

     In addition to other rights or obligations of Seller specified in this Agreement, Seller shall:

     A. Have the right to use steam produced at the Cogeneration Facility first for purposes; of sales to IMTT-Bayonne under the terms and conditions of the Agreement between Cogen Technologies NJ, Incorporated ("Seller") and IMTT-Bayonne ("Buyer") for the Sale of Steam and Electricity from a Cogeneration Plant, dated June 13, 1985, as amended as of May 22, 1986; to produce electric energy to
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                                                                               7

         sell to Jersey Central Power & Light Company under the terms and conditions of the Agreement for Purchase of Electric Power between Cogen Technologies NJ, Incorporated and Jersey Central Power & Light Company, dated October 29, 1985, as may be amended, and to put its obligations and rights under those agreements ahead of its obligations to the Buyer under this Agreement except that Seller shall not provide steam to IMTT-Bayonne during any hour in excess of 57,000 pounds per hour, unless Seller has first made available during such hour 50,000 pounds per hour to Buyer under this Agreement.


     B. Have the right to sell any and all steam produced at the Cogeneration Facility and not purchased by Buyer pursuant to this Agreement to any other person on such terms and conditions as Seller and such person shall agree, without interference by Buyer, except that such sale shall not be conducted in such manner as to interfere with Buyer's steam purchases under this Agreement or with Buyer's reasonable and normal operation of its Plant.

     C. Have the right to own, operate and maintain all Steam Interconnection Facilities necessary for the delivery of steam from its Facility to and including the Point of Delivery.

     D. Have the obligation to cause steam to be treated with a neutralizing amine equal to Nalco Triacamine so as to be reasonably compatible with steam produced in Buyer's Steam Producing Facilities.

5.2  Other Rights and Obligations of Buyer.

     In addition to other rights or obligations of Buyer specified in this Agreement, Buyer shall:

     A. Have the right to own, operate and maintain all Steam Interconnection Facilities necessary for the receipt of steam from the Point of Delivery to its Plant.

     B. Have the obligation to provide and install a valve for the Seller to interconnect the Steam Interconnection Facilities at the Point of Delivery.

5.3  Limitation an Seller's Liabilities. If the Seller does not make
     Deliverable Steam available to Buyer under this Agreement by reason of carrying out its obligations or exercising its rights under its
     Agreements with IMTT-Bayonne or Jersey Central Power & Light Company, described in Article 5.1A, or by reason of Force Majeure, such failure shall not be a cause of breach or otherwise subject Seller to any liability, damages, or penalty under this Agreement. If, after the end of
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                                                                               8

     any Force Majeure period which continues for more than six (6) months, Buyer must obtain alternate sources of steam due to operational necessities, end is required to enter take-or-pay commitments to do so, Buyer shall be relieved of any take-or-pay obligations under this Agreement for a period c up to twelve (12) months to the extent the new take-or-pay commitment overlaps with the take-or-pay commitment under this Agreement.

                                   ARTICLE 6

                           MEASUREMENT AND METERING

6.1 Units of Measurement. For the purposes of this Agreement, steam shall measured in units of K lbs. of steam mass.

6.2  Seller's Measuring Equipment and Stations. Seller shall:

       (i) own, operate and maintain a steam measuring station and all measuring equipment necessary to permit an accurate determination of the quantity and quality as determined by pressure and temperature of steam delivered to Buyer;

      (ii) exercise reasonable care in the maintenance and operation of metering equipment so as to assure to the maximum extent practicable an accurate determination of such quantities; and

     (iii) provide for the installation of a remote meter readout for Buyer's use in Buyer's Steam Producing Facilities at no cost to Buyer.

6.3 Buyer. Buyer may own, maintain and operate, at its sole expense, steam measuring equipment, provided that such equipment shall be operated and maintained in a manner that does not interfere with the Seller's Steam Interconnection Facilities or with the operation of Seller's measuring equipment.

6.4 Measurements and Adjustments. Seller's meters shall be used for quantity measurement under this Agreement, except that, in the event one of Seller's meters is out of service or registers inaccurately, measurement shall be determined by:

     A. Using the registration of any check meter or meters of Buyer, if installed and accurately registering; or
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                                                                               9

     B. In the absence of an installed and accurately registering meter, making a calibration test or mathematical calculation, if the percentage of error is ascertainable; or

     C. In the absence of both an installed and accurately registering meter and an ascertainable percentage of error, estimating by reference to quantities measured during periods under similar conditions then the Seller's meter was registering accurately.

6.5  Testing and Corrections

     A. Testing. The accuracy of Seller's measuring equipment shall be tested and verified by Seller on a quarterly basis in Buyer's presence. In the event that either Party notifies the other that it desires a test of its own or of the other Party's measuring equipment, the Parties shall cooperate to secure a prompt verification,of the accuracy of such equipment.

     B. Costs of Testing. Seller shall bear the cost of the testing of Seller's measuring equipment done on a quarterly basis. In the event that either Party requests a testing of its own or of the other Party's measuring equipment more frequently than on an annual basis, the Party requesting the testing shall bear the cost of the testing.

     C. Corrections of Steam Measuring Equipment. If, upon testing, any steam measuring equipment is found to be in error by not more than plus or minus one-half of one percent (1/2%) at a flowrate corresponding to the average hourly flow rate for the period since the last preceding test, previous recordings of such equipment shall be considered accurate in computing deliveries of steam hereunder, but such equipment shall be promptly adjusted to record correctly. If, upon testing, any steam measuring equipment shall tie found to be inaccurate by an amount exceeding plus or minus one-half of one percent (1/2%) at a flowrate corresponding to the average hourly flowrate for the period since the last preceding test, then such equipment shall be promptly adjusted to record properly and any previous recordings by such equipment shall be corrected to zero error. If no reliable information exists as to when the equipment became inaccurate, it shall be assumed for correction purposes hereunder that such inaccuracy began at a point in time midway between the testing date and the last previous date on which the equipment was tested and found to be accurate.

6.6 Maintenance. Each Party shall have the right to be present whenever the other Party reads, cleans, changes, repairs, inspects, tests, cali-
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                                                                              10

     brates, or adjusts the equipment used in measuring or checking the measurement of steam delivered to Buyer. Each Party shall give timely notice to the other Party in advance of taking any of such actions.

6.7 Records. The records from the measuring or check measuring equipment shall remain the property of the Seller or Buyer, respectively, but, upon request, each Party will submit to the other its records and charts, together with calculations therefrom, for inspection and verification, subject to return within ten (10) days after receipt thereof.

                                   ARTICLE 7

                              BILLING AND RECORDS

7.1 Monthly Bill to Buyer. On or before the tenth (10th) day of each month, Seller shall prepare and deliver to Buyer a statement setting forth the Monthly Steam Charge, as set forth in Article 4.3, if any, for the preceding month. The billing statement shall also set forth the amount of steam actually taken by Buyer during such month, and Seller's unit costs of fuel, chemicals, and water for the billed period. Each billing statement shall clearly identify this contract and the original shall be mailed to:

                         Exxon Company, U.S.A.
                         Attn: Accounts Payable Section Supervisor
                         Bayonne Plant
                         Post Office Box 4629
                         Houston, Texas 77210-4629

A. Seller's Documents. Seller warrants that all documents, includinq invoices, financial settlements, billings and reports submitted by Seller in support of costs, shall truly reflect the facts about the activities and transactions to which they pertain, and Seller represents that in any further recording or reporting made by Buyer for whatever purpose, Buyer may rely upon all such documents and the data therein as being complete and accurate. Seller further agrees to promptly notify Buyer upon discovery of any instance where Seller has failed to comply with the provisions of this paragraph.

7.2 Monthly Bill to Seller. In the event that Seller purchases steam from Buyer pursuant to Article 4.2, Buyer shall on or before the tenth (10th) day of the month prepare and deliver to Seller a statement setting forth the
    Monthly Steam Charge,, as determined in accordance with Article 4.2, for the preceding month. The billing statement shall also
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                                                                              11

    set forth the amount of steam actually taken by Seller during such month. The original of each billing statement shall be mailed to:

                  Cogen Technologies NJ Venture
                  c/o Cogen Technologies NJ, Inc, Managing Venturer 14614 Falling Creek Drive
                  Suite 212
                  Houston, Texas 77068
                  Attn: Mr. Robert C. McNair, President

    A. Buyer's Documents: Buyer warrants that all documents, including invoices, financial settlements, fillings and reports submitted by Buyer in support of costs, shall truly reflect the facts about the activities and transactions to which they pertain, and Buyer represents that in any further recording or reporting made by Seller for whatever purpose, Seller may rely upon all such documents and the data therein as being complete and accurate. Buyer further agrees to promptly notify Seller upon discovery of any instance where Buyer has failed to comply with the provisions of this paragraph.

7.3 Payment and Interest on Late Payment.

    A. Payment. Buyer shall, within thirty (30) days of the receipt of Seller's statement, pay Seller for all amounts billed pursuant to Article 7.1. If Seller owes Buyer any amounts due under Article 4.2, Buyer shall offset the amount owed to Seller, as set forth on the billing statement received pursuant to Article 7.1, against the amount owed to Buyer by Seller, as set forth on the billing statement received pursuant to
        Article 7.2. If this offsetting results in a negative balance, Seller shall, within thirty (30) days of the receipt of Buyer's statement, pay Buyer in the amount of the negative balance. If a dispute should arise over amounts or quantities billed, the billed amount shall be paid within the time specified in this Article 7.3.A. Adjustments for discrepancies in billing identified through meter verifications or through other means as identified in Article 6.4 and Article 6.5 or by an audit as indicated in Article 7.4, which would result in reimbursement of billed amounts to Buyer will be reimbursed by Seller within thirty (30) days' notice to Seller from Buyer that such amount is due.

    B. Interest. If either Party fails to pay all or a portion of the amounts billed within the time stated in this Article 7.3, such Party shall owe interest on the unpaid portion of the bill, which interest shall accrue monthly at the maximum legal rate of interest, from the due date until paid. The maximum legal rate of
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                                                                              12

        interest as applied to this Article 7 shall be identified as two percent
        (2110) over the prime rate as recorded by the Federal Reserve Bank of New York City, New York on the day that payment becomes due; provided, however, in no event shall this rate of interest exceed the maximum rate of interest permissible under the laws of the State of New Jersey.

7.4 Audit. Both Seller and Buyer shall keep, in accordance with generally accepted accounting practices, books, records and accounts, including all invoices, receipts, charts, computer printouts, punchcards or magnetic tapes related to the volume or price of steam sales made under this Agreement. Authorized representatives of both Buyer and Seller will be permitted, upon reasonable notice, to inspect such books, records, accounts and other documents for the prior three (3) year period, and to make copies thereof, as necessary to audit and verify the completeness and accuracy of charges contained in invoices for steam sales, or for any other reasonable purpose. If an audit indicates errors in invoices, appropriate adjustments shall be made in accordance with Article 7.3A.

                                   ARTICLE 8

                                     TAXES

Seller shall be solely responsible for any use, property, income or other taxes relating to the Cogeneration Facility and its components or appurtenances and the sale of steam produced therein. Buyer shall be solely responsible for any sales, use, property, income or other taxes relating to the Buyer's Plant, its components or appurtenances and the sale of the products produced therein, as well as any sales taxes imposed on the sale to Buyer of steam produced by the Cogeneration Facility.

                                   ARTICLE 9

                                  LAND RIGHTS

9.1 General. During the term of this Agreement, each Party grants to the other Party reasonable ingress and egress over property owned or leased by such Party to the extent the other Party deems such ingress and egress necessary in order to examine, test, calibrate or maintain the Steam Interconnection Facilities and to read meters, except that

       (i) such access to the Buyer's Plant shall be limited to the property where the Steam Interconnection Facilities are installed and those requesting access to Buyer's Plant shall follow Buyer's security procedures,

       (ii) such access shall not disrupt or otherwise interfere with the normal operations of a Party's business, and reasonable notice shall be provided except in the case of an emergency, and

      (iii) this shall not be deemed to establish in a Party any easement or servitude over the to ar Party's land, and shall expire with the expiration of this Agreement.

9.2 Scope of Rights. The rights granted under this Article to the Parties shall extend to the directors, officers, employees, agents or representatives of the Parties, as well as independent contractors engaged by the Parties in connection with their duties and obligations under this Agreement.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

     A. Buyer is a Division of Exxon Corporation, a corporation duly organized and existing in good standinq under the laws of the State of New Jersey and is duly qualified to do business in the State of New Jersey.

     B. Buyer possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

     C. No suit, action or arbitration, or legal, administrative or other proceeding is pending or has been threatened against Buyer that would affect the validity or enforceability of this Agreement or the ability of Buyer to fulfill its commitments hereunder.

     D. No prior consent, approval, authorization, or permit of any Governmental Authority is necessary for the Buyer to enter and perform this Agreement or to carry out the transactions contemplated herein.

10.2 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

     A. Seller is a general partnership duly organized and existinq in, good standing under the laws of the State of New Jersey and is duly qualified to do business in the State of New Jersey.

     B. Seller possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

     C. No suit, action or arbitration, or legal, administrative or other proceeding is pending or has been threatened against Seller that would affect the validity or enforceability of this Agreement or the ability of Seller to fulfill its commitments hereunder.

     D. No prior consent, approval, authorization, or permit of any Governmental Authority is necessary for the Seller to enter and perform this Agreement or to carry out the transactions contemplated herein.

                                   ARTICLE 11

                                 EMINENT DOMAIN

11.1 Termination. If Seller's Coqeneration Facility or Buyer's Plant shall be taken, condemned, or otherwise conveyed pursuant to a condemnation proceeding, in whole or in part, by any competent authority and such action renders the performance by either Party under this Agreement impossible, impracticable or unduly onerous, either Party may elect to terminate this Agreement by giving written notice to the other Party within three (3) months before the effective date of such taking or condemnation. If such notice of termination is given, this Agreement shall terminate as of the effective date of such taking or condemnation.

11.2 Rights of Parties. In the event that this Agreement is terminated by either Party pursuant to Article 11.1, the Parties shall have no rights, obligations or interests pursuant to this Agreement as of the date of such termination, except that the Parties shall remain obligated to pay all sums due to one another under this Agreement as of the date of such termination.

                                   ARTICLE 12

                                 FORCE MAJEURE

12.1 Definition. "Force Majeure" means unforeseeable causes beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure. It shall include failure or interruption of services due to causes beyond that Party's control, including but not limited to war, sabotage, strikes, lockouts, acts of God, or any Federal or State Law or any order, rule, regulation or request of a Governmental Authority (whether valid or invalid).

12.2 Burden of Proof. The burden of proof as to whether a Force Majeure has occurred shall be upon the Party claiming the Force Majeure.

12.3 Effect of Force Majeure. If either Party is rendered wholly or partly unable to perform its obligations under this Agreement because of Force Majeure, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

      A. The non-performing Party, within fifteen (15) days after the occurrence of the Force Majeure, gives the other Party written notice describing the particulars of the occurrence;

      B. The suspension of performance be of no greater scope and of no longer duration than is required by the Force Majeure;

      C. No obligations of either Party that arose before the occurrence of the Force Majeure shall be excused as a result of such occurrence; and

      D. The non-performing Party use its best efforts to remedy its inability to perform, which best efforts, in the case of a strike by the non-performinq Party's employees, shall be limited to the obligation to bargain in good faith with such employees or their representative to remove the cause of the strike. If the occurrence of the Force Majeure is due to governmental action, the non-performing Party may, at its sole option, decide whether to contest said action.

                                   ARTICLE 13

                                   LIABILITY

13.1 Liability of Seller. Seller shall not be liable for any cost, expense or damage incurred by Buyer, including loss of profits, resulting from, an interruption in Seller's delivery of steam to Buyer, except to the extent that Seller sells steam to any other person, which steam Buyer had a right to purchase under the terms of this Agreement.

13.2 Specific Performance. In addition to any of the rights and remedies referred to in this Agreement, Buyer and Seller shall each have the right to seek the specific performance by the other Party of any of its obligations under this Agreement, including but not limited to the remedy of any breach of this Agreement regardless of whether or not Buyer or Seller, as the case may be, has been placed in default.

13.3 Liability of Buyer. Should Buyer fail to annually average steam purchases as defined in Articles 3.1 and 3.2, then Buyer shall be liable to pay Seller for such steam purchases as if Buyer had purchased and accepted delivery of all such steam from Seller under this Agreement. Buyer shall not be restricted from procuring steam from sources other than Seller.

                                   ARTICLE 14

                                INDEMNIFICATION

14.1 Indemnification by Seller. Seller agrees to protect, indemnify and hold harmless Buyer and its directors, officers, employees, agents and representatives against and from any and all loss, claims, actions or suits, including reasonable costs and attorneys' fees, for or on account of injury, bodily or otherwise, to, or death of, persons, or for damage to, or destruction of, property belonging to Buyer, Seller, or others, resulting from, or arising out of or connected with the ownership maintenance or operation of Seller's Facility excepting only such injury or harm as may be caused by the malfunction of Buyer's Plant or the fault, negligence or willful acts of Buyer, its directors, officers, employees, agents or representatives.

14.2 Indemnification by Buyer. Buyer agrees to protect, indemnify and hold harmless Seller and its directors, officers, employees, agents and representatives against and from any and all loss, claims, actions or suits, including reasonable costs and attorneys' fees, for or on ac-count of injury, bodily or otherwise, to, or death of, persons, or for damage to, or destruction of, property belonging to Buyer, Seller, or others, resulting from, or arising out of or in any way connected with the ownership, maintenance or operation of Buyer's Plant, excepting only such injury or harm as may be caused by the malfunction of Seller's Facility or by the fault, negligence, or willful acts of Seller, its directors, officers, employees, agents or representatives.

14.3  (Deleted)

                                   ARTICLE 15

                            ARBITRATION OF DISPUTES

15.1 Notice. In the event a dispute arises between the Parties with respect to the interpretation of, or performance under, this Agreement, either Party may give notice in writing to the other of its desire to submit such dispute to arbitration. Within forty-five (45) days after the receipt of such notice by the other Party, the Parties shall appoint a single arbitrator, from a list of eight obtained from the American Arbitration Association. If the Parties fail to agree on an arbitrator within ten (10) days, either Party may request the American Arbitration Association to appoint an arbitrator. An arbitrator so appointed shall have full authority to act pursuant to this Article. Nothing herein shall require arbitration of the disputes described above if either Party does not agree to such arbitration; however, both Parties shall be bound to arbitrate as soon as hearings have commenced pursuant to Article 15.2 below.

15.2 Arbitration Procedures. Within fifteen (15) days of his or her appointment, the arbitrator so appointed shall commence hearings on the dispute at such reasonable time and place in New Jersey as shall be established by the arbitrator. The then current rules of the American Arbitration Association for the conduct of commercial arbitration proceedings shall govern the conduct of such hearings and the resolution of the dispute, except that if such rules shall conflict with the then current laws of the State of New Jersey relating to arbitration, the laws of New Jersey shall govern.

15.3 Decision. The arbitrator shall fix a reasonable time after completion of the hearing within which the Parties shall make their final submissions of their respective positions and shall make his decision within thirty (30) days after such submissions, unless, for good cause to be certified by him in writing, he shall extend such time. The decision of the arbitrator shall be rendered in writing and in duplicate, and one copy shall be delivered promptly to each Party. The award of the arbitrator shall be final except as otherwise provided by applicable law. Judgment upon such award may be entered on behalf of the prevailing Party in any court having jurisdiction thereof, and application may be made by such Party to any such court for judicial acceptance of such award and an order of enforcement.

15.4  Expenses. The expenses of arbitration shall be borne equally by both
      Parties.

                                   ARTICLE 16

                              BREACH  OF CONTRACT

16.1 Definition. A breach of this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

      A. Failure by either Party to make payment of any amounts due the other Party under this Agreement, which failure continues for a period of thirty (30) days after notice of such nonpayment;

      B. Failure by Buyer or Seller to perform fully any other provision of this Agreement, or a breach of this Agreement by either Party, which failure or breach continues for a period of thirty (30) days after notice of such nonperformance or breach;

      C. If by order of a court of competent jurisdiction, a receiver or liquidator or trustee of either Party or of any of the property of either Party shall be appointed, and such receiver or liquidator or trustee shall not have been discharged within a period of sixty (60) days; or if by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of the property of such Party shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or if a petition to declare bankrupt or to reorganize a Party pursuant to any of the provisions of the Federal Bankruptcy Act, as it now exists or as it may hereafter be amended, or pursuant to any other similar state statute applicable to such Party as now or hereafter in effect, shall be filed against such Party and shall not be dismissed within sixty (60) days after such filinq; or

      D. If either Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limitation of the generality of the foregoing, if a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Act, as it now exists or as it may hereafter be amended, or pursuant to any other similar state statute applicable to such Party, as is now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or if a Party shall make an assignment for the benefit of its creditor; or if a Party shall admit in writing its inability to pay its debts generally as they become due; or if a Party shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of it or of all or any part of its property.

16.2 Remedies for Breach. In the event of a breach of this Agreement, the non-breaching Party may terminate this Agreement upon written notice to the other Party, and may avail itself of any other remedies provided by law.

16.3 Parties' Rights and Obligations. Unless and until this Agreement has been terminated, neither Party shall refuse to make, suspend or delay any of the payments required under this Agreement as a result of any breach or alleged breach by the other Party.

16.4 Waiver of Breach. Either Party may waive breach by the other Party, provided that no waiver by or on behalf of either the Buyer or Seller of any breach of any of the covenants, provisions, conditions, restrictions or stipulations contained in this Agreement shall take effect or be binding on the Buyer or Seller unless the waiver is reduced to writing and executed by the Buyer or Seller, and any such waiver shall be deemed to extend only to the particular breach waived and shall not limit or otherwise affect any rights that the Buyer or Seller may have with respect to any other or future breach.

16.5  Notice to Financiers and Opportunity to Cure.

      A.  Buyer shall look only to Seller or to any successor of Seller under
          Article 20 to satisfy all obligations hereunder. No Financier shall have any obligation to satisfy any obligation or indebtedness of Seller to Buyer, except the obligations and indebtedness of Financier to Buyer required under the terms of this Agreement.

      B. Notwithstanding the provisions of Article 16.5A, a Financier shall be liable to the Buyer for the uninsured liabilities only to the extent such liabilities represent defaults or breaches hereunder caused by Financier's actions. Financier's liability to the Buyer for uninsured liabilities which have not been caused by Financier's actions shall be limited to the extent of such Financier's interest in the Cogeneration Facility. However, if financier exercises his rights under Article 16.5C, this limitation shall no longer be applicable.

      C. Seller shall promptly notify the Buyer of the names and addresses of all Financiers. Buyer shall not terminate this Agreement until it has given thirty (30) days' written notice of any breach thereof to each of such Financiers, and Buyer hereby agrees to promptly notify all Financiers of any breach. If Buyer fails to give such notice, Buyer shall not be liable for damages to any Financier as a result of such failure, but any termination of this Agreement shall be of no force and effect. Thereafter, Buyer shall not terminate this Agreement as a result of any such breach if within such thirty (30) day period any Financier has either:

           (i)  cured the breach if it can be cured by payment of money; or

          (ii) if the breach cannot be so cured, caused the initiation of and is diligently pursuing proceedings to give the Financier possession of the Cogeneration Facility, or has diligently commenced to cure the breach, and for so long as the Financier diligently continues such efforts.

      D. If a Financier is prohibited from curing such breach by any of the following proceedings,

          1. any process or injunction issued by any court,

          2. any action by any court having jurisdiction over any bankruptcy or insolvency proceeding involving the Seller, or

          3. any automatic stay issued by a court referred to in Article 16.5D2 above,

          the time specified above in Section 16.5C shall be extended for the period of such prohibition.

      E. Nothing in this Agreement shall require a Financier to cure any default hereunder in advance of entering the Cogeneration Facility with the purpose of continuing to operate the Cogeneration Facility. Actions by a Financier against the Cogeneration Facility under a mortgage or other security right or encumbrance shall not in themselves be deemed an election by Financier to assume Seller's obligations hereunder.

                                   ARTICLE 17

17.1  (Deleted)

17.2  (Deleted)

                                   ARTICLE 16

                              NOTICE  AND SERVICE

18.1 Notice. All notices, including communications and statements which are required or permitted under the terms of this Agreement, shall be in writing, except as otherwise provided.

18.2  Service.

      A. Means of Service. Service of a notice may be accomplished by personal service, telegram or registered or certified mail.

      B.  Date of Service.

           (i) Mail. If a notice is sent by registered or certified mail, it shall be deemed served within three (3) days, excluding Saturdays, Sundays or legal holidays of the State of New Jersey, except as otherwise demonstrated by a signed receipt.

          (ii) Telegram. If a notice is served by telegram, it shall be deemed served eighteen (18) hours after delivery to the telegram company.

      C. Addresses. Notices shall be sent to the Parties at the following addresses:

           (i) Seller: Cogen Technologies NJ Venture
                       c/o Cogen Technologies NJ Inc.
                       Managing Venturer
                       14614 Falling Creek Drive
                       Suite 212
                       Houston, Texas 77068
                       Attn: Mr. Robert C. McNair, President
                                and

                      Cogen Technologies NJ Venture
                      Foot of East 22nd Street
                      Bayonne, New Jersey 07002
                      Attn: Plant Manager

          (ii) Buyer: Exxon Company, U.S.A.
                      250 East 22nd Street
                      Bayonne, New Jersey 07002
                      Attn: Plant Manager

                                   ARTICLE 19

                                   AMENDMENTS

No amendment or modification of the terms of this Agreement shall be binding on either the Buyer or Seller unless reduced to writing and signed by both Parties.

                                   ARTICLE 20

                             SUCCESSORS AND ASSIGNS

20.1 Release. The Agreement shall be binding upon and shall inure to the benefit of, or may be performed by, the successors and assigns of the Parties, except that no assignment, pledge or other transfer of this Agreement by any Party shall operate to release the assignor, pledgor, or transferor from any of its obligations under this Agreement except under the following condition: consent to the release is given in writing by the other Party, or, if the other Party has theretofore assigned, pledged, or otherwise transferred its interest in this Agreement, then by such other Party's assignee, pledgee or transferee.

20.2 Assignment. Either Party may assign its rights and obligations under this Agreement with the consent of the other Party, which consent shall not be unreasonably withheld. Any assignment without the con sent of the non-assigninq party may, at the option of that party, be treated as a breach of this Agreement. However, Seller is expressly permitted to assign this Agreement to any Financier lending money for the construction and operation of the Cogeneration Facility and Buyer expressly consents to Seller's assignment of this Agreement to General Electric Power Funding Corporation, which assignments shall not operate to release Seller from any of its obligations under this Agree-
ment. If such assignment or deleqation is solely for the purposes of security to obtain financing, Buyer shall be provided a copy of such assignment.

                                   ARTICLE 21

                                 CHOICE  OF LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                   ARTICLE 22

                         SEVERABILITY AND RENEGOTIATION

22.1 Severability. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of the remaining portions, which remaining portions shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portions which may for any reason be hereafter declared invalid.

22.2 Renegotiation. Notwithstanding the provisions of Articles 22.1, should any term or provision of this Agreement be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate such term, or provision of the Agreement to eliminate such invalidity.

                                   ARTICLE 23

                                OTHER AGREEMENTS

This Agreement supercedes any and all oral or written agreements and understandings heretofore made relating to the subject matters herein, and this Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matters herein.

                                   ARTICLE 24

                                    CAPTIONS

All indices, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

                                   ARTICLE 25

                                  COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.

                                   ARTICLE 26

                               BUSINESS STANDARDS

Seller, in performing its obligation under this Agreement, shall establish and maintain appropriate business standards, procedures and controls including these necessary to avoid any real or apparent impropriety or adverse impact on the interests of Buyer, Exxon Corporation, or its affiliates. Seller agrees to comply with all laws and lawful regulations applicable to any activities carried out under this Agreement and/or any amendments to it.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first set forth above.


ATTEST:                                 COGEN TECHNOLOGIES NJ VENTURE


                                        By: /s/ Robert C. McNair
                                           --------------------------------
                                           Robert C. McNair
                                           President
                                           Cogen Technologies NJ, Inc.
                                           Managing Venturer

ATTEST:                                 EXXON COMPANY, U.S.A.
                                        A Division of Exxon Corporation


                                        By: /s/ Andy F. Icken
                                           --------------------------------
                                           Andy F.Icken
                                           Manager
                                           Marketing Specialty Products

                                   APPENDIX A

                      EXXON INCREMENTAL COST PER KLB STEAM

Definitions                                                      Units
-----------                                                      -----

PAP  = Platts Oilgram NY Spot monthly average price              $/Bbl
       for No.6, 0.3 wt% sulfur fuel oil - low pour contract cargo price - use midrange value

BWP  = Bayonne city water price                                  $/kcuft

EIFC = Exxons incremental fuel cost                              $/klb

EIWC = Exxons incremental water cost                             $/klb

EICC = Exxons incremental chemical cost                          $/klb

ETIC = Exxons total incremental cost                             $/klb

* AF = Market price for alternate fuel                           $/MBtu


Formulas                        Frequency of Calculation         Units
--------                        ------------------------         -----

EIFC = 0.23 * PAP               Monthly by Seller                $/klb

EIWC = 0.0172 * BWP             Monthly by Seller                $/klb

EICC = 0.15                     Annually by Buyer                $/klb

ETIC = EIFC + EIWC + EICC       Monthly by Seller                $/klb


SAMPLE CALCULATION

PAP  = $15.00 per barrel
BWP  = $13.50 per kcuft
EICC = $ 0.15 per klb

EIFC =   0.23 * $15.00 = $3.43

EIWC = 0.0172 * $13.00 = $0.23

EICC =  $0.15 *        = $0.15
                         -----
ETIC =                   $3.81 per klb

* If Buyer elects to use an alternate fuel, then EIFC will be recalculated based on AF and a constant boiler efficiency of 89%. If plant gas is used, AF will be Exxon's sales price to any 3rd party. If natural gas is used, AF will be the price Exxon pays for the fuel.

                                  APPENDIX B

                        COGEN BILLING PRICE CALCULATION

Definitions                                                     Units
-----------                                                     -----

GP   = Gas price based on actual bills for month                $/MBTU

BWP  = Bayonne city water price                                 $/kcuft

CFC  = COGEN fuel cost                                          $/klb

CWC  = COGEN water cost                                         $/klb

CCC  = COGEN chemical cost                                      $/klb

CMS  = COGEN metered steam                                      klb/month


Formulas                  Frequency of Calculation              Units
--------                  ------------------------              -----

CFC  = 1.4460 * GP        Monthly by Seller                     $/klb

CWC  = 0.0259 * BWP       Monthly by Seller                     $/klb

CCC  = 0.15               Annually by Seller                    $/klb

Billing Price = (CFC + CWC + CCC) * CMS


SAMPLE CALCULATION
------------------

GP   = $ 2.44 per MBTU
BWF  = $13.50 per kcuft
CCC  = $ 0.15 per klb
CMS  = 25,000 klb.

CFC  =           1.4460   *   $ 2.44  =   $3.53
CWC  =           0.0259   *   $13.50  =   $0.35
CCC  =           $ 0.15   *           =   $0.15
                                          -----
Price per klb                         =   $4.03 per klb

Steam            $4.03    *   25,000  =   $100,697
Charge

                                  APPENDIX C

                     ANNUALIZED AVERAGE CALCULATION - 3.2C

The 35,000 pound per hour annual average and the 50,000 pound per hour supply requirement shall be adjusted as shown below:

Definitions:                                        Units
------------                                        -----

A =      Buyer's Contract base annual average        lb/hr

B =      Buyer's 1986 annual average                 lb/hr

C =      Buyer's adjusted annual average             lb/hr

X =      Buyer's new base annual average             lb/hr

W =      Seller's Contract base supply requirement   lb/hr

Y =      Seller's new supply requirement             lb/hr

Formulas
--------

X =      C *  A /  B

Y =      C *  W /  B

SAMPLE CALCULATION

A =   35,000 Constant
B =   107,700 Constant
W =    50,000 Constant
C =    80,000

X =    25,998 lb/hr new base annual average

Y =    37,140 lb/hr new supply requirement

                              ASSIGNMENT AGREEMENT

          ASSIGNMENT (this "Assignment"), dated as of February 27, 1987, among COGEN TECHNOLOGIES NJ VENTURE, a New Jersey joint venture (the "Borrower"), and GENERAL ELECTRIC POWER FUNDING CORPORATION, a New York corporation (the "Lender").

                              W I T N E S S E T H

          WHEREAS, the Lender has entered into a Construction Loan Agreement (as supplemented, amended, or otherwise modified from time to time, the "Loan Agreement"), dated as of September 8, 1986, with the Borrower for the purpose of financing the cost of constructing and equipping a 165 megawatt gas-fired cogeneration plant to be located at Bayonne, New Jersey; and

          WHEREAS, it is a condition to the making of loans under the Loan Agreement that the Borrower shall have executed and delivered this Assignment whereby the Borrower, in order to provide security for the full payment when due of all amounts payable under the Loan Agreement, shall assign to the Lender. (to the extent set forth herein) all of its rights, title and interests in, to and under certain agreements described below relating to the design, construction and operation of the Project (as defined in the Loan Agreement) in accordance with the terms of this Assignment;

          NOW, THEREFORE, in order to induce the Lender to make loans to the Borrower under the Loan Agreement, the parties hereto agree as follows:

SECTION 1. Certain Defined Terms

          1.1 For purposes of this Assignment capitalized terms not otherwise defined shall have the meanings set forth in the Loan Agreement.

          1.2 As used in this Assignment, the following terms shall have the meanings set forth below:

          "Assigned Agreements" shall mean that agreement described Exhibit A attached hereto.

          "Assigned Property" shall have the meaning specified in Section
     2.1(c).

          "Assigned Rights" shall mean all of the rights and property assigned to the Lender hereunder.

          "Secured Obligations" shall have the meaning specified in Section 2.1.

          1.3 All terms defined in this Assignment shall have the same defined meanings when used in any notice certificate, report or other document made or delivered pursuant to or in connection with this Assignment, unless the context shall otherwise require. Each reference herein to the Borrower and the Lender shall be deemed to include their respective successors and assigns.


          SECTION 2.  Assignment of Rights, Title and
                      Interest in, to and under the
                      Assigned Agreements

          2.1 As security for the payment and performance of the Borrower's obligations under the Loan Agreement, including the repayment of all Advances made under the Loan Agreement, the payment of all amounts payable under the Note, and the performance of all obligations of the Borrower (including the payment of all amounts due) hereunder and under the other Security Documents (collectively the "Secured Obligations") the Borrower hereby assigns, transfers, conveys and sets over to the Lender (the "Secured Party") and grants to the Secured Party a continuing security interest in, all the Borrower's rights, title and interests in, to and under the Assigned Agreements and all proceeds thereof, including without limitation:

          (a) all payments due and to become due under the Assigned Agreements, whether as contractual obligations, damages payable to the Borrower for any breach thereunder, or otherwise;

          (b) all of the Borrower's claims, rights, powers or privileges and remedies under any Assigned Agreement; and

          (c) all of the Borrower's rights under any Assigned Agreement (i) to make determinations, (ii) to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or any property which is the subject of any of the Assigned Agreements, (iii) to amend, modify or supplement any Assigned Agreement,
     (iv) to enforce or execute any checks, or other instruments or orders, (v) to file any claims and (vi) to take any action which (in the opinion of the Secured Party) may be necessary or advisable in connection with any of the foregoing (the Borrower's rights, title and interests in, to and under the Assigned Agreements, together with all of the foregoing in this Section 2.1, the "Assigned Property").

Concurrently with its execution and delivery after the date hereof of any Project Document, (i) the Borrower shall execute and deliver to the Secured Party a supplement to this Assignment, in form and substance satisfactory to the Secured Party, confirming the grant to the Secured Party of such Assigned Agreement pursuant to this Assignment (and the validity of the representations and warranties set forth with respect thereto in Section 2.3) and (ii) the Borrower shall cause each other party to such Project Document to execute and deliver a Consent, consenting to such grant (said Consent being set forth in Section 20.2 of the Assigned Agreements described in Exhibit A).

          2.2 The Borrower hereby expressly agrees that it will observe and perform all of its obligations under the Assigned Agreements and will not enter into or consent to any amendment, modification, supplement or waiver to any of the terms, of the Assigned Agreements without the prior written consent of the Secured Party. The Borrower agrees in any event to furnish to the Secured Party as soon as possible (and in any event within 10 days after the execution thereof) a signed counterpart of each amendment, modification or supplement to any Assigned Agreement. Except as provided above in this Section 2.2, until the occurrence and continuance of an Event of Default, or an event which, with the lapse of time or the giving of notice or both, would constitute an Event of Default, the Borrower may exercise all of its rights, powers, privileges and remedies under the Assigned Agreements including the right to receive any and all moneys due or to become due thereunder.

          2.3 The Borrower hereby represents and warrants with respect to the Assigned Agreements that as of the date of this Assignment (and as of the date of any supplement hereto referred to in Section 2.1):

          (a) they are in full force and effect and there is no breach or default thereunder, and

          (b) they have not been transferred or assigned in whole or in part, save for the assignment herein contained, and no Lien arising by, through, or under the Borrower exits with respect to any of them or any obligation payable or performable thereunder.

          2.4 It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Borrower shall remain liable under the Assigned Agreements to perform all the obligations assumed by it thereunder and the Secured Party shall not have any obligation or liability thereunder by reason of or arising out of the assignments herein contained, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Borrower under the Assigned Agreements or pursuant thereto, or to make any payment, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to enforce any right assigned to it hereunder or to which it may be entitled pursuant hereto at any time or times.

          2.5 The Borrower hereby undertakes that, notwithstanding the assignments herein contained, it shall punctually perform all its obligations under the Assigned Agreements and in particular, but without limiting the generality of the foregoing, it shall fully and punctually pay all moneys due and payable by it under the Assigned Agreements.

          2.6 If the Borrower shall fail to do so in a full and timely fashion, the Secured Party shall be entitled but not obliged to perform, itself or through its nominee(s), all or any of the Borrower's obligations under the Assigned Agreements without thereby releasing the Borrower from its obligations thereunder.

          2.7 The Borrower hereby irrevocably appoints the Secured Party as its attorney-in-fact to do in its name all acts which it could do in relation to the Assigned Agreements and in particular, but without limiting the generality of the foregoing, to ask, require, demand, receive, compound and forgive any and all moneys and claims for moneys due and to become due under or arising out of any of the Assigned Agreements, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Secured Party may deem to be necessary or advisable in the circumstances, which appointment is coupled with an interest. Except insofar as necessary to effect compliance with the provisions of Section 4.04(c) of the Loan Agreement, the Secured Party shall not exercise any of the powers granted pursuant to the foregoing sentence until the earliest of the breach of the Borrower's obligations hereunder or under any other Security Document or the occurrence of an Event of Default under the Loan Agreement.

          2.8 If an Event of Default shall have occurred and be continuing, the Secured Party may exercise with respect to the Assigned Property those rights set forth in Section 3 hereof.


          SECTION 3. Remedies and Application of Proceeds

          Upon the occurrence of any Event of Default and during the existence thereof, the Secured Party shall have all rights of a secured party under the Uniform Commercial Code to enforce the assignments and security interests contained herein and in addition shall have the right (a) to enforce all remedies, rights, powers and privileges of the Borrower under any or all of the Assigned Rights, (b) to sell any or all of the Assigned Property at public or private sale upon at least 10 days' prior written notice and/or (c) to substitute itself or any nominee or agent in lieu of the Borrower as a party to any of the Assigned Agreements. In the event that the Secured Party shall bring any suit, or shall take any other action, to enforce any of it's rights hereunder, the Borrower shall pay on demand the Secured Party's reasonable expenses (including attorney's fees) in so enforcing such rights, and such expenses shall be included in any judgment obtained in connection therewith. Unless otherwise specified herein, all amounts received hereunder as a result of any exercise of rights or remedies created hereby shall be applied in accordance with the Loan Agreement. All of the Secured Obligations are secured ratably and pari passu by this Assignment.

          SECTION 4. Miscellaneous

          4.1 Further Assurances. The Borrower hereby undertakes, at its own expense, to accomplish any appropriate filings (including the filing of financing statements) relative to the assignments herein contained and execute, sign, deliver, do and (if required) make any appropriate filings in connection with such further assurance, instrument, document, act or thing as in the opinion of the Secured Party may be necessary or desirable for the purpose of more effectually assigning the Assigned Rights and/or perfecting the assignments herein contained and/or enabling the Secured Party to enjoy the full benefit of the assignments and the rights and the powers herein granted to the Secured Party.

          4.2 Payments. All moneys collected or received by the Secured Party in respect of the Assigned Rights or the Assigned Agreements, and any and all moneys received by the Secured Party in any proceedings pursuant to this Assignment, unless otherwise specified herein, shall be dealt with by the Secured Party as provided in the Loan Agreement.

          4.3 Binding Effect. All of the covenants, warranties, undertakings and agreements of the Borrower hereunder shall bind the Borrower, its successors and assigns and shall inure to the benefit of the Secured Party, its successors and assigns, whether so expressed or not.

          4.4 Notices. Any notice or other communication shall be deemed to have been sufficiently given if given as provided in, and to the addresses provided in, the Loan Agreement.

          4.5 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or future exercise thereof or the exercise of any other right, power or privilege. All rights, powers and remedies granted to any party hereto and all other agreements, instruments and documents executed in connection with this Assignment shall be cumulative, may be exercised singly or concurrently and shall not be exclusive of any rights or remedies provided by law.

          4.6 Survival of Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Assignment.

          4.7 Headings. The section and subsection headings used in this Assignment are for convenience only and shall not affect the construction of this Assignment.

          4.8 Severability. In case any one or more of the provisions contained in this Assignment shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          4.9 Execution of Counterparts. This Assignment may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

         4.10 Governing Law. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         4.11 Illegality. In the event that it should transpire that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court whatsoever, or by any other reason whatsoever, the assignments herein contained are either wholly or partly defective, the Borrower hereby undertakes to furnish the Secured Party with alternative assignments and security and/or to do all such other acts as, solely in the opinion of the Secured Party, shall be required in order to ensure and give effect to the full intent and spirit of this Assignment.

         4.12 Waivers, Amendments, Supplements and Other Modifications. The provisions of this Assignment may be waived, amended, supplemented or otherwise modified from time to time, in whole or in part, only by a writing signed by the Borrower and Secured Party.


          IN WITNESS WHEREOF, this Assignment has been executed and delivered as of the date and year first above written.


ADDRESS:                             COGEN TECHNOLOGIES NJ VENTURE

14614 Falling Creek Drive            By: COGEN TECHNOLOGIES NJ,
Suite 212                                  INC., Managing Venturer
Houston, Texas 77068


                                     By /s/ Robert C. McNair
                                        --------------------------
                                        Title: President

ADDRESS:                             GENERAL ELECTRIC POWER
                                       FUNDING CORPORATION
Building 2, Room 708
One River Road
Schenectady, New York 12345          By: /s/ ???
                                        --------------------------

                            AMENDMENT TO AGREEMENT


                                    BETWEEN


                         COGEN TECHNOLOGIES NJ VENTURE


                                      AND


                             EXXON COMPANY, U.S.A.


                                      FOR


                               THE SALE OF STEAM

                            AMENDMENT TO AGREEMENT
                                    BETWEEN
                         COGEN TECHNOLOGIES NJ VENTURE
                                      AND
                             EXXON COMPANY, U.S.A.
                                      FOR
                               THE SALE OF STEAM



AGREEMENT entered into this 21st day of August, 1988 (hereinafter, "Agreement"), by and between COGEN TECHNOLOGIES NJ VENTURE ("Seller"), a New Jersey venture, and EXXON COMPANY, U.S.A. ("Buyer"), a division of Exxon Corporation, a New Jersey corporation (collectively, "Parties").

WHEREAS, Seller and Buyer entered into a contract dated February 27, 1987, for the sale of steam from a facility for the cogeneration of steam and electricity ("Seller's Facility") in proximity to Buyer's Terminal Facility located at Bayonne, New Jersey ("Buyer's Plant") ("February Agreement");

WHEREAS, the Parties now desire to increase the amount of steam sold by Seller to Buyer, to adjust the steam charge calculations in certain respects, and to revise the priority of steam purchases by Buyer from Seller; and

WHEREAS, the Parties desire to set forth in writing their respective rights and obligations with respect to the matters set forth above;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

All capitalized terms when used herein shall have the meanings set forth in the February Agreement or this Agreement, unless a different meaning shall be expressly stated or apparent from the context herein.

                                   ARTICLE 2
                                   ---------

                              EFFECT OF AMENDMENT
                              -------------------

Except as specifically provided herein, the February Agreement shall govern performance by the Parties.

                                   ARTICLE 3
                                   ---------

                         BASIC RIGHTS AND OBLIGATIONS
                         ----------------------------

3.1  General
     -------

     (A) Paragraph A. of Article 3.1 of the February Agreement is amended to read as follows:

          A. Buyer agrees to purchase from Seller 50,000 pounds per hour of Deliverable Steam averaged on an annualized basis during all times that Seller has a minimum of 65,000 pounds per hour of Deliverable Steam available for Buyer. The calculation period for the annual average shall be from November 1 through October 31. The 50,000 pound per hour average is based on Buyer's current operation and steam demand and may be modified as provided for in Article 3.2.

     (B) Paragraph B. of Article 3.1 of the February Agreement is amended to read as follows:

          B. Buyer agrees to advise Seller in advance of its desire to purchase Deliverable Steam in excess of 65,000 pounds per hour, which Seller is not obligated to supply under this Agreement.

     (C) Paragraph D. of Article 3.1 of the February Agreement is amended to read as follows:

          D. Buyer agrees that Seller has obligations and rights to supply steam to IMTT-Bayonne and to ICI Americas, Inc., and electricity to Jersey Central Power & Light Company, which obligations and rights come before any right Buyer may have under this Agreement to receive Deliverable Steam from Seller except that Seller shall not provide steam during any hour to IMTT-Bayonne in excess of 57,000 pounds per hour nor to ICI Americas, Inc., in excess of 20,000 pounds per hour, unless Seller has first made available during such hour 65,000 pounds per hour to Buyer under this Agreement.


3.2  Annualized Average Calculation
     ------------------------------

     (A) Paragraph A. of Article 3.2 of the February Agreement is amended to read as follows:

          A. Any hour that Seller does not have at least 65,000 pounds per hour of Deliverable Steam available for Buyer shall be excluded from the annual average calculation. Any steam purchased by Buyer from Seller during any such hour shall also be excluded from the annual average calculation. If this occurs between September 1 and May 31 of any year, then Buyer shall be credited for 15,000 pounds for each hour of unavailability. At Buyer's discretion, the provisions of this paragraph may be waived with written notice to Seller within thirty (30) days of the date of such waiver so long as such waiver applies to each of the foregoing provisions of this paragraph (3.2A).

     (B) Paragraph C. of Article 3.2 of the February Agreement is amended to read as follows:

          C. The 50,000 pound per hour annual average is based on Buyer's 1987 actual steam demand for its operation, including outside sales. Buyer shall have the right to reduce the 50,000 pound per hour annual average to the extent that Buyer demonstrates that there are changes in Buyer's operation, including outside sales, which will result in lower annual steam requirements, provided, however, that in such event, Seller's 65,000 pounds per hour minimum Deliverable Steam obligation shall be reduced on a pro rata basis. (See Appendix C.) Such right may be exercised no earlier than sixty (60) days after Buyer presents supporting documentation to Seller.


                                   ARTICLE 4
                                   ---------

                                 SALE OF STEAM
                                 -------------

4.1  Adjustment to Monthly Steam Charge
     ----------------------------------

     Paragraph A. of Article 4.4 of the February Agreement is amended to read as follows:

          A. If the price per thousand pounds of Deliverable Steam as calculated in Appendix B is not at least $0.50 less than the lowest incremental cost of steam calculated in Appendix A, then Seller's price shall be adjusted by Seller to be $0.50 less than the lowest incremental cost as calculated in Appendix A.


4.2  Recalculation of Price
     ----------------------

     Article 4.5 of the February Agreement, regarding recalculation of price, is deleted.

                                   ARTICLE 5
                                   ---------

                    OTHER RIGHTS AND OBLIGATIONS OF PARTIES
                    ---------------------------------------


5.1  Other Rights and Obligations of Seller
     --------------------------------------

     Paragraph A. of Article 5.1 of the February Agreement is amended to read as follows:

          A. Have the right first to use steam at the Cogeneration Facility for purposes of sales to IMTT-Bayonne under the terms and conditions of the Agreement between Cogen Technologies NJ, Incorporated ("Seller") and IMTT-Bayonne ("Buyer") for the Sale of Steam and Electricity from a Cogeneration Plant, dated June 13, 1985, as amended as of May 22, 1986, to use steam produced at the Cogeneration Facility for purposes of sales to ICI Americas, Inc., to produce electric energy to sell to Jersey Central Power & Light Company under the terms and conditions of the Agreement for Purchase of Electric Power between Cogen

              Technologies, NJ, Incorporated and Jersey Central Power & Light Company, dated October 29, 1985, as may be amended, and to put its obligations and rights under those agreements ahead of its obligations to Buyer under this Agreement except that Seller shall not provide steam during any hour to IMTT-Bayonne in excess of 57,000 pounds per hour or to ICI Americas, Inc., in excess of 20,000 pounds per hour, unless Seller has first made available during such hour 65,000 pounds per hour to Buyer under this Agreement.


     5.2  Limitation on Seller's Liabilities
          ----------------------------------

          Article 5.3 of the February Agreement is amended to read as follows:


     5.3  Limitation on Seller's Liabilities
          ----------------------------------

          If the Seller does not make Deliverable Steam available to Buyer under this Agreement by reason of carrying out its obligations or exercising its rights with regard to IMTT-Bayonne, ICI Americas, Inc., or Jersey Central Power & Light Company, described in Article 5.1A, or by reason of Force Majeure, such failure shall not be a cause of breach or otherwise subject Seller to any liability, damages, or penalty under this Agreement. If, after the end of any Force Majeure period which continues for more than six (6) months, Buyer must obtain alternate sources of steam due to operational necessities, and is required to enter take-or-pay commitments to do so, Buyer shall be relieved of any take-or-pay obligations under this Agreement for a period of up to twelve (12) months to the extent the new take-or-pay commitment overlaps with the take-or-pay commitment under this Agreement.

                                   ARTICLE 6
                                   ---------

                                  APPENDICES
                                  ----------

     Appendices A and C to the February Agreement are deleted and replaced by Appendices A and C attached hereto.

                                   ARTICLE 7
                                   ---------

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect is an original instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first set forth above.


ATTEST:                                        COGEN TECHNOLOGIES NJ VENTURE




                                               By: /s/ Robert C. McNair
                                                  -----------------------------
                                                  Robert C. McNair, President
                                                  Cogen Technologies NJ, Inc.
                                                  Managing Venturer


ATTEST:                                        EXXON COMPANY, U.S.A.
                                               (a division of Exxon Corporation)




                                               By: /s/ Andy F. Icken    8/21/88
                                                  -----------------------------
                                                  Andy F. Icken, Manager
                                                  Marketing Specialty Products

                                  APPENDIX A

                     EXXON INCREMENTAL COST PER KLB STEAM



                          Definitions                                Units
-------------------------------------------------------------       -------

PAP  = Platts Oilgram NY Spot monthly average price for No. 6,      $/Bbl
       0.3 wt% sulfur fuel oil - low pour cargo price - use midrange value

AF   = Cost of gas from PSE&G's Gas Assistance Program (GAP).       $/MBtu
       If the GAP is discontinued, the Cogeneration Inter-ruptible Gas (CIG) rate shall be used. If neither the GAP nor CIG rate is available, Buyer shall propose an alternate gas pricing basis, subject to Seller's prior consent, which consent shall not be unreasonably with held.

BWP  = Bayonne city water price                                     $/kcuft

EIFC = Exxon's incremental fuel cost                                $/klb

EIWC = Exxon's incremental water cost                               $/klb

EICC = Exxon's incremental chemical cost                            $/klb

ETIC = Exxon's incremental cost of steam                            $/klb



        Formulas                   Frequency of Calculation          Units
----------------------             ------------------------          -----

EIFCOil = 0.23 * PAP                  Monthly by Seller              $/klb

EIFCGas = 1.4592 * AF                 Monthly by Seller              $/klb

EIWC    = 0.0172 * BWP                Monthly by Seller              $/klb

EICC    = 0.15                        Annually by Buyer              $/klb



Calculation of ETIC
-------------------

Exxon's incremental cost of steam for purposes of Article 4.4A is the lowest of ETIC\Oil\ or ETIC\Gas\, where ETIC\Oil\ = EIFC\Oil\ + EIWC + EICC and ETIC\Gas\ = EIFC\Gas\ + EIWC + EICC. The formulas for both ETIC\Oil\ and ETIC\Gas\ shall be calculated on a monthly basis by Seller in $/klb.

                                  APPENDIX A


Sample Calculation
------------------

PAP  = $18.50 per barrel
BWP  = $21.00 per kcuft
EICC = $ 0.15 per klb
AF   = $ 2.87 per MBtu


EIFC\Oil\ = 0.23   * $18.50 = $4.26

EIWC      = 0.0172 * $21.00 = $0.36

EICC      = 0.15            = $0.15
                              -----
ETIC\Oil\ =                   $4.77

EIFC\Gas\ = 1.4592 *  $2.87 = $4.19

EIWC      = 0.0172 * $21.00 = $0.36

EICC      = 0.15            = $0.15
                              -----
ETIC\Gas\ =                 = $4.70

The cost of steam from Appendix A to be used in determining whether an adjustment to the monthly steam charge is appropriate pursuant to Article 4.4A shall be the lower of (ETIC\Oil\ - $.50) or (ETIC\Gas\ - $.50) (ie., under Sample Calculation, cost of steam from Appendix A = $4.70 - .50 = $4.20/klb).

                                  APPENDIX C

                     ANNUALIZED AVERAGE CALCULATION - 3.2C


The 50,000 pound per hour annual average and the 65,000 pound per hour supply requirement shall be adjusted as shown below:

              Definitions                                            Units
              -----------                                            -----

A  = Buyer's Contract base annual average                            lb/hr

B  = Buyer's 1987 annual average                                     lb/hr

C  = Buyer's adjusted annual average                                 lb/hr

X  = Buyer's new base annual average                                 lb/hr

W  = Seller's Contract base supply requirement                       lb/hr

Y  = Seller's new supply requirement                                 lb/hr


Formulas
--------

X  = C * A/B

Y  = C * W/B


Sample Calculation
------------------

A  =  50,000 Constant
B  = 107,700 Constant
W  =  65,000 Constant
C  =  80,000
X  =  37,140 lb/hr new base annual average
Y  =  48,282 lb/hr new supply requirement